Exhibit 99
JOINT FILER INFORMATION
Name:
Key Colony Management, LLC
Address:
10825 Financial Centre Parkway, Suite 100
Little Rock, AR 72211
Designated Filer:
Key Colony Fund, LP
Issuer & Ticker Symbol:
Lodgian, Inc. (LGN)
Date of Earliest
Transaction Required
to be Reported:
10-18-05
Signature:
/s/ Mary Ellen Williams
Name: Mary Ellen Williams
Title:  Attorney-In-Fact for Key Colony Management, LLC



Name:
Alex R. Lieblong
Address:
10825 Financial Centre Parkway, Suite 100
Little Rock, AR 72211
Designated Filer:
Key Colony Fund, LP
Issuer & Ticker Symbol:
Lodgian, Inc. (LGN)
Date of Earliest
Transaction Required
to be Reported:
10-18-05
Signature:
/s/ Mary Ellen Williams
Name: Mary Ellen Williams
Title:  Attorney-In-Fact for Key Colony Management, LLC

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Kutak Rock - Firm Library-4824-0392-2944.2	2



Kutak Rock - Firm Library-4824-0392-2944.2